UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Commission File Number 000-53461

HIGH WIRE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	81-5055489
(State or other jurisdiction of incorporation)	(IRS Employer Identification ID No.)

Sundial Circle, Unit 17C, Scottsdale, AZ 85331

(Address of principal executive offices)

(800) 434-1012

(Registrant’s telephone number, including area code)

3 Columbus Circle, Floor 15, New York, NY 10019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 9, 2026, following discussions with management of High Wire Networks, Inc. (the "Company"), the Company's independent registered public accounting firm, Sadler, Gibb & Associates, LLC (the "Auditor"), advised management that the Company's previously issued financial statements identified below should no longer be relied upon.

In connection with the preparation of the Company's year-end audit, the Company identified errors in the accounting for defaults on certain loans payable that were not accounted for in the previously filed interim financial statements, resulting in the incorrect reporting of loans payable and non-operating expenses in the following filings (collectively, the "Affected Filings"):

•	The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, originally filed with the Securities and Exchange Commission (the "SEC") on May 13, 2025;

•	The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, originally filed with the SEC on October 14, 2025; and

•	The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, originally filed with the SEC on November 14, 2025.

The errors relate primarily to the Company's failure to record defaults on certain loans payable. As a result, for each affected period the Company understated the current portion of loans payable and failed to record a related non-operating loss on settlement of debt of $1,376,890, which increased total other expense and net loss. Based on its analysis under FASB ASC 250, SAB No. 99, and SAB No. 108, the Company concluded that these errors were material to the previously issued interim financial statements and require restatement.

As a result of the foregoing, the Company has determined that the previously issued unaudited condensed consolidated financial statements contained in each of the Affected Filings — including the condensed consolidated balance sheets, statements of operations, statements of shareholders' equity (deficit), and statements of cash flows — together with any related press releases, earnings releases, and investor communications describing those periods, should no longer be relied upon.

The Company intends to file with the SEC amended Quarterly Reports on Form 10-Q/A for each of the affected quarterly periods to restate the affected financial statements as soon as practicable. The nature of the errors and the effect of the restatement will be more fully described in Note 18, "Restatement of Previously Issued Condensed Consolidated Financial Statements," to the restated financial statements to be included in each applicable Form 10-Q/A.

In connection with the restatement, management, with the participation of the Company's Chief Executive Officer (who serves as the Company's principal executive officer and principal financial and accounting officer), concluded that the Company's disclosure controls and procedures were not effective as of the end of each affected period due to a material weakness in internal control over financial reporting relating to the monitoring of debt obligations and compliance with the terms of certain financing agreements. The Company has begun implementing remediation measures, including enhanced monitoring of debt agreements, strengthened review procedures over debt obligations, and increased oversight by senior management.

The conclusion that the Affected Filings should no longer be relied upon was reached by the Board of Directors of the Company after consultation with the Auditor.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with the Auditor. The Auditor has advised the Company that it agrees with the statements made by the Company in this Item 4.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 15, 2026	High Wire Networks, Inc.

	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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